Exhibit 10.5

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of December 13, 2013 by and among InterCloud Systems, Inc., a Delaware corporation (the “Company”), and each of the individuals and entities signatory hereto (each a “Voting Party” and collectively, the “Voting Parties”).

RECITALS

WHEREAS, pursuant to the Securities Purchase Agreement (the “SPA”), dated as of December 13, 2013, by and among the Company and the signatories listed on Schedule A thereto, the Investors (as defined in the SPA) agreed to purchase certain securities from the Company, as specified in the SPA;

WHEREAS, pursuant to Section 2.2(a) of the SPA, the Company and the Voting Parties are required to enter into this Agreement to vote in favor of approving the SPA and the transactions contemplated thereby and to authorize the issuance (the “Issuance”) of all securities issuable under the SPA and the Debenture (as defined in the SPA) issued thereunder;

WHEREAS, the Investors would not enter into the SPA unless the Voting Parties entered into this Agreement; and

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.        Meeting.  The Company shall hold a meeting (the “Meeting”) of the holders of its common stock and all other securities entitled to vote together with the common stock no later than May 31, 2013.  At the Meeting, the Company shall (i) present to its security holders a proposal to approve the SPA, the transactions contemplated thereby, and the Issuance, and (ii) recommend to its security holders that they vote in favor of the approval of the SPA, the transactions contemplated thereby and the Issuance.

2.        Agreement to Vote.  During the term of this Agreement, to the extent they are entitled under the Company’s Certificate of Incorporation, Bylaws or the Delaware General Corporation Law (collectively, the “Charter Documents”) to vote on the approval of the SPA, the transactions contemplated thereby, and the Issuance, each Voting Party agrees: (a) to appear (either in person or by proxy) at any meeting of stockholders of the Company called, whether a regular or special meeting; and (b) to vote, or execute and deliver a written consent covering, all securities of the Company that such Voting Party now has or hereafter acquires (hereinafter referred to as the “Voting Shares”) (i) in favor of the SPA, the transactions contemplated thereby, and the Issuance, (ii) in favor of any adjournment or postponement recommended by the Company with respect to any stockholder meeting with respect to the SPA, the transactions contemplated thereby, and the Issuance, and (iii) against any proposal, action or agreement that would (w) impede, frustrate, prevent or nullify any provision of this Agreement, the SPA, the transactions contemplated thereby, or the Issuance, (x) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the SPA, or (y) result in any of the agreements or conditions set forth in the SPA not being fulfilled.  Voting Parties shall not commit or agree to take any action inconsistent with the foregoing, directly or indirectly.

3.        Ownership of Voting Shares. Each Voting Party hereby represents and warrants that such Voting Party is the current record or beneficial owner of all Voting Shares set forth on the signature pages hereto in the column to the right of such Voting Party’s signature.

4.        Successors in Interest of the Voting Parties and the Buyer.  The provisions of this Agreement shall be binding upon the successors in interest of any Voting Party with respect to any of such Voting Party’s Voting Shares or any voting rights therein.  Each Voting Party shall not, and the Company shall not, permit the transfer or disposition of any Voting Party’s Voting Shares unless and until the person to whom such securities are to be transferred or disposed in favor of shall have executed a written agreement pursuant to which such person agrees to be bound by all the provisions hereof as if such person was a Voting Party hereunder.

5.        Covenants.  Each Voting Party agrees to not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by such Voting Party, as applicable, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of each party hereunder against impairment.

6.        Grant of Proxy.  Should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

7.        Specific Enforcement.  It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto, that this Agreement shall be specifically enforceable, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order.  Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

8.        Manner of Voting.  The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by the Charter Documents and applicable law.

9.        Termination.  This Agreement shall terminate upon the first to occur of the following:

9.1      All of the Debentures no longer being outstanding; or

9.2      The SPA, the transactions contemplated thereby and the Issuance having been approved by the Company’s security holders.

10.      Amendments and Waivers.  Except as otherwise provided herein, additional parties may be added to this Agreement, and any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company, (b) the holders of a majority of Voting Shares then held by the Voting Parties, and (c) all of the Investors.

11.      Stock Splits, Stock Dividends, etc.  In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to Voting Shares held by Voting Parties shall become Voting Shares for purposes of this Agreement.

12.      Severability.  In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13.      Governing Law.  This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of New York without reference to its conflicts of laws provisions (other than sections 5-1401 and 5-1402 of the New York General Obligations law, which shall apply to this Agreement).

14.      Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

15.      Successors and Assigns; Third Party Beneficiaries.  Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.  The Investors are third party beneficiaries of this Agreement and the parties hereto agree that any of the Investors has the right to enforce the terms of this Agreement against any of the parties hereto.

16.      Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

[Remainder of page intentionally left blank; signature pages follow]

This Voting Agreement is hereby executed effective as of the date first set forth above.

THE “COMPANY”

INTERCLOUD SYSTEMS, INC.

By:	/s/ Lawrence Sands
Name: Lawrence Sands
Title: Senior Vice President

[Signature pages to Voting Agreement]

“VOTING PARTIES”

/s/ Mark Munro
Mark Munro

/s/ Neil Oristano
Neil Oristano

/s/ Mark Durfee
Mark Durfee

/s/ Charles Miller
Charles Miller

/s/ Lawrence Sands
Lawrence Sands

/s/ Daniel Sullivan
Daniel Sullivan

/s/ Roger Ponder
Roger Ponder

Forward Investments LLC

By:	/s/ Douglas Shooker
Name: Douglas Shooker
Title: Manager

[Signature pages to Voting Agreement]

“VOTING PARTIES”

/s/ Christo Klele
Christo Klele

/s/ Mark Blynder
Mark Blynder

/s Jenny May
Jenny May

/s Dr. Vincent Zales
Dr. Vincent Zales

/s Guy Del Grande
Guy Del Grande

/s Timothy Hannibal
Timothy Hannibal

/s Richard Iannacone
Richard Iannacone

/s Ronald Iannacone
Ronald Iannacone

[Signature pages to Voting Agreement]